Exhibit 99.1

TICC Announces Results of Operations for the Quarter Ended September 30, 2014 and

Announces Quarterly Distribution of $0.29 per Share

GREENWICH, CT – 11/04/2014 – TICC Capital Corp. (NasdaqGS: TICC) announced today its financial results for the quarter ended September 30, 2014, and a distribution of $0.29 per share for the fourth quarter of 2014.

HIGHLIGHTS

•	For the quarter ended September 30, 2014, we recorded net investment income of approximately $17.5 million, or approximately $0.29 per share. Excluding the impact of a capital gains incentive fee accrual reversal of approximately $838,000, our core net investment income(1) was approximately $16.7 million, or approximately $0.28 per share. In the third quarter, we also recorded net realized capital losses of approximately $3.5 million and net unrealized depreciation of approximately $15.3 million. In total, we had a net decrease in net assets resulting from operations of approximately $1.3 million or approximately $0.02 per share for the third quarter.

o	Total investment income for the third quarter of 2014 amounted to approximately $30.2 million, which represents an increase of approximately $0.2 million from the second quarter of 2014.

•	For the quarter ended September 30, 2014, we recorded investment income from our portfolio as follows:

•	approximately $13.1 million from our debt investments,

•	approximately $15.2 million from our collateralized loan obligation (“CLO”) equity investments, and

•	approximately $1.9 million from all other sources.

o	Our weighted average credit rating on a fair value basis was 2.1 at the end of the second quarter of 2014 (compared to 2.1 at the end of the second quarter of 2014).

•	Our operating expenses before the capital gains incentive fee reversal for the quarter ended September 30, 2014 were approximately $13.5 million, up from the second quarter of 2014 by approximately $0.1 million.

•	The capital gains incentive fee accrual calculation for the quarter ended September 30, 2014, resulted in an accrual reversal of approximately $838,000. The capital gains incentive fee accrual, as reported under generally accepted accounting principles, is calculated on the basis of net realized and unrealized gains and losses at the end of each period. The accrued capital gains incentive fee related to the hypothetical liquidation of the portfolio (and assuming no other changes in realized or unrealized gains and losses) would only have become payable on September 30, 2014 to our investment adviser in the event of a complete liquidation of our portfolio as of period end and the termination of our Investment Advisory Agreement (“Advisory Agreement”). As of September 30, 2014, the calculation of a capital gains incentive fee, using the assumptions above, results in no liability.

The amount of the capital gains incentive fee, if any, which will actually be payable is determined in accordance with the terms of our Advisory Agreement and is calculated as of the end of each calendar year (or upon termination of the Advisory Agreement). The terms of our Advisory Agreement state that the capital gains incentive fee calculation is based on net realized gains, if any, offset by gross unrealized depreciation for the calendar year. No effect is given to gross unrealized appreciation in this calculation.

•	Our Board of Directors has declared a distribution of $0.29 per share for the fourth quarter of 2014.

o	Payable Date: December 31, 2014

o	Record Date: December 17, 2014

•	During the third quarter of 2014, we made approximately $97.6 million in additional investments. The additional investments consisted of approximately $38.0 million in corporate securities and $59.6 million in CLO equity.

o	For the third quarter of 2014, we received proceeds of approximately $122.0 million from repayments, sales and amortization payments on our debt investments.

•	As of September 30, 2014, the weighted average yield of our income producing investments on a cost basis was approximately 12.6%, compared with 12.2% as of June 30, 2014. At September 30, 2014, we had one investment on non-accrual status with a cost value of approximately $11.6 million.

•	As of September 30, 2014, net asset value per share was $9.40 compared with the net asset value per share as of June 30, 2014 of $9.71.

•	As of October 27, 2014, TICC Funding, LLC (“TICC Funding”), a special purpose vehicle and wholly-owned subsidiary of TICC Capital Corp., entered into a revolving credit facility (the “Facility”) with Citibank, N.A. In our related press release of October 28, 2014, we announced that we used part of the proceeds from the Facility to redeem all of the $101,250,000 secured notes issued by TICC CLO LLC. Subject to certain exceptions, pricing under the Facility is based on the London interbank offered rate (“LIBOR”) for an interest period equal to three months plus a spread of 1.50% per annum. The secured notes previously issued under TICC CLO LLC were based on LIBOR for an interest period of three months plus a spread of 2.25% per annum.

Pursuant to the terms of the credit agreement governing the Facility, TICC Funding has borrowed, on a revolving basis, the maximum aggregate principal amount of $150,000,000. All amounts borrowed under the Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on October 27, 2017.

(1) Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income. Core net investment income represents net investment income excluding our capital gains incentive fee. As the capital gains incentive fee, for generally accepted accounting purposes, is based on the hypothetical liquidation of the entire portfolio (and as any capital gains incentive fee may be non-recurring), we believe that core net investment income is a useful indicator of operations exclusive of any capital gains incentive fee. We note that such amount is excluded from the core net investment income amount presented below.

The following table provides a reconciliation of net investment income to core net investment income for the three and nine months ended September 30, 2014:

	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$17,520,528	$0.291	$52,695,296	$0.904
Capital gains incentive fee	(837,963)	(0.014)	(3,872,853)	(0.066)
Core net investment income	$16,682,565	$0.277	$48,822,443	$0.838

We will host a conference call to discuss our third quarter results today, Tuesday, November 4, 2014 at 10:00 AM ET. Please call 888-339-0740 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-344-7529, and the replay passcode is 10054975.

A presentation containing further detail regarding our year-end and quarterly results of operations has been posted under the Investor Relations section of our website at www.ticc.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2013, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	September 30, 2014	December 31, 2013

ASSETS

Non-affiliated/non-control investments (cost: $923,914,673 @ 9/30/14; $901,728,071 @ 12/31/13)	$923,317,755	$915,546,744
Affiliated investments (cost: $4,217,122 @ 9/30/14; $0 @ 12/31/13)	4,001,877	-
Control investments (cost: $16,900,000 @ 9/30/14; $16,900,000 @ 12/31/13)	15,310,000	16,050,000
Total investments at fair value (cost: $945,031,795 @ 9/30/14;
$918,628,071 @ 12/31/13)	942,629,632	931,596,744
Cash and cash equivalents	27,605,274	14,933,074
Restricted cash	51,038,473	32,428,248
Deferred debt issuance costs	7,039,157	7,985,580
Interest and distributions receivable	13,146,943	11,133,972
Other assets	462,790	88,122
Total assets	$1,041,922,269	$998,165,740

LIABILITIES

Accrued interest payable	$4,751,664	$2,596,893
Investment advisory fee payable to affiliate	7,067,976	7,144,480
Accrued capital gains incentive fee to affiliate	-	3,872,853
Securities purchased not settled	10,721,250	6,994,852
Accrued expenses	1,004,936	637,896
Notes payable - TICC CLO LLC, net of discount	100,160,015	100,041,226
Notes payable - TICC CLO 2012-1 LLC, net of discount	235,964,462	235,635,114
Convertible senior notes payable	115,000,000	115,000,000
Total liabilities	474,670,303	471,923,314

COMMITMENTS AND CONTINGENCIES (Note 14)

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, and 60,357,746 and
53,400,745 issued and outstanding, respectively	603,577	534,007
Capital in excess of par value	629,525,871	561,336,766
Net unrealized appreciation on investments	(2,402,163)	12,968,673
Accumulated net realized losses on investments	(57,629,704)	(45,439,234)
Distributions in excess of investment income	(2,845,615)	(3,157,786)
Total net assets	567,251,966	526,242,426
Total liabilities and net assets	$1,041,922,269	$998,165,740
Net asset value per common share	$9.40	$9.85

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$12,727,990	$14,039,082	$38,350,310	$38,334,197
Distributions from securitization vehicles and equity investments	15,170,869	12,256,961	45,047,290	31,676,007
Commitment, amendment fee income and other income	1,877,067	787,777	4,267,879	3,505,135
Total investment income from non-affiliated/non-control investments	29,775,926	27,083,820	87,665,479	73,515,339
From affiliated investments:
Interest income - debt investments	50,436	-	65,139	-
Distributions from equity investments	-	-	-	-
Total investment income from affiliated investments	50,436	-	65,139	-
From control investments:
Interest income - debt investments	349,361	364,557	1,036,691	1,088,641
Distributions from equity investments	-	-	-	-
Total investment income from control investments	349,361	364,557	1,036,691	1,088,641
Total investment income	30,175,723	27,448,377	88,767,309	74,603,980
EXPENSES
Compensation expense	472,903	310,415	1,399,476	924,818
Investment advisory fees	5,366,277	4,932,640	15,764,248	13,912,382
Professional fees	603,940	386,793	1,601,883	1,474,966
Interest expense and other debt financing expenses	4,963,796	4,977,313	14,805,182	13,980,611
General and administrative	384,543	540,512	1,567,799	1,453,455
Total expenses before incentive fees	11,791,459	11,147,673	35,138,588	31,746,232
Net investment income incentive fees	1,701,699	1,791,981	4,806,278	4,426,322
Capital gains incentive fees	(837,963)	2,270,014	(3,872,853)	(414,404)
Total incentive fees	863,736	4,061,995	933,425	4,011,918
Total expenses	12,655,195	15,209,668	36,072,013	35,758,150
Net investment income	17,520,528	12,238,709	52,695,296	38,845,830

Net change in unrealized appreciation on investments
Non-Affiliate/non-control investments	(15,123,443)	12,704,136	(18,359,672)	(41,034)
Affiliated investments	(198,545)	-	3,728,836	-
Control investments	-	(12,093)	(740,000)	(43,821)
Total net change in unrealized appreciation on investments	(15,321,988)	12,692,043	(15,370,836)	(84,855)

Net realized (losses) gains on investments
Non-Affiliated/non-control investments	(3,460,465)	(1,341,975)	(6,925,632)	7,126,844
Affiliated investments	-	-	(5,264,838)	-
Control investments	-	-	-	-
Total net realized (losses) gains on investments	(3,460,465)	(1,341,975)	(12,190,470)	7,126,844

Net (decrease) increase in net assets resulting from operations	$(1,261,925)	$23,588,777	$25,133,990	$45,887,819

Net increase in net assets resulting from net investment income per common share:
Basic	$0.29	$0.23	$0.90	$0.77
Diluted	$0.28	$0.22	$0.85	$0.74
Net (decrease) increase in net assets resulting from operations per common share:
Basic	$(0.02)	$0.45	$0.43	$0.91
Diluted	$(0.02)	$0.41	$0.43	$0.85
Weighted average shares of common stock outstanding:
Basic	60,268,078	52,751,722	58,307,825	50,314,364
Diluted	70,301,230	62,784,874	68,340,977	60,347,516

Dividends Declared Per Share	$0.29	$0.29	$0.87	$0.87

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

Contact:

Bruce Rubin 203-983-5280